Gyrodyne, LLC

Computershare

Computershare Trust Company, N.A.
150 Royall Street Suite V
Canton Massachusetts 02021
Within USA, US territories & Canada XXX XXX XXXX
Outside USA, US territories & Canada XXX XXX XXXX
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Primary Subscription Rights 12345678901234

GYRODYNE, LLC RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT <TIME>, <TIME ZONE>, ON <DATE>, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Gyrodyne, LLC (the "Company") has distributed to each holder of its common stock owned as of record (each an "Eligible Holder") at the close of business (New York City time) on January 29, 2024 (the "Record Date"), at no charge, one non- transferable right, for (5) five shares of common stock held as of the Record Date, to purchase (2) two shares of common stock of the Company at $8.00 per full share (the "Subscription Rights"). Each Subscription Right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe, prior to the Expiration Date, for additional shares of common stock of the Company at an exercise price of $8.00 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the Expiration Date or to the extent The Sample Company decides to increase the size of the offering (the "Oversubscription Privilege"). The terms and conditions of the Subscription Rights offering are set forth in the Company's Prospectus dated <DATE> (as it may be amended or supplemented, the "Prospectus"), which is incorporated into this Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of basic Subscription Rights, and is entitled to exercise the basic Subscription Rights for the number of shares, shown on this Rights Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Subscription Rights are non-transferable. The Subscription Rights will not be listed on any securities exchange or quoted on any automated quotation system. The Sample Company cannot assure you that the shares of common stock of The Sample Company issued in respect of exercised Subscription Rights will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system.

EXERCISE PRICE

The exercise price for the Subscription Rights and the Oversubscription Privilege is $8.00 per full share. A fractional Subscription Right will not be exercisable unless it is aggregated with other fractional Subscription Rights so that when exercised, in the aggregate, such fractional Subscription Rights result in the purchase of a whole share of common stock of The Sample Company. In other words, fractional Subscription Rights cannot be exercised for fractional shares of common stock of The Sample Company.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE <TIME>, ON <DATE>.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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Full payment of the exercise price for each share of common stock you wish to purchase be must be made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the Rights Agent, or (2) cashier's check drawn upon a U.S. bank or express money order payable to the Rights Agent, in each case in accordance with the "Instructions As To Use of The Sample Company Subscription Rights Certificates" that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Rights Agent.

Payments of the exercise price for the common stock will be held in an escrow account until five business days following the Expiration Date, unless The Sample Company withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Rights Agent. You will not receive any interest on the payments held by the Rights Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: **OFFERING INSTRUCTIONS** (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the basic subscription ______ (no. of subscription rights) x <XXX> = ______ (no. of new shares) x <$AMOUNT> = (per share) $ ______

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of XXX shares. [1,000 purchase rights / XXX = XXX with fractional shares rounded down to the nearest whole number].

☐ In addition, I apply for additional shares pursuant to the Oversubscription Privilege* ______ (no. of additional shares) x <$AMOUNT> = (per share) $ ______

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ______ (no. of new shares) x <$AMOUNT> = (per share) $ ______

Amount of check or money order enclosed $ ______

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

SECTION 2: **SUBSCRIPTION AUTHORIZATION:**

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the Oversubscription Privilege in the Subscription Rights offering.

Signature of Subscriber(s)

____

(and address if different than that listed on this Subscription Certificate)

____

____

Telephone number (including area code) ______________________________

* You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

Please complete all applicable information and return to: **COMPUTERSHARE TRUST COMPANY, N.A.**

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Computershare Trust Company, N.A., toll free at (XXX) XXX-XXXX or (XXX) XXX-XXXX.